                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                -----------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

   Date of Report (Date of Earliest Event Reported): OCTOBER 14, 2004
                                (OCTOBER 8, 2004)

                         NORTH FORK BANCORPORATION, INC.

                          (Exact Name of Registrant as

                              Specified in Charter)


        DELAWARE                   1-10458                   36-3154608
    (State or Other           (Commission File            (I.R.S. Employer
      Jurisdiction                 Number)              Identification No.)
   of Incorporation)


                  275 Broadhollow Road Melville, New York 11747

               (Address of Principal Executive Offices) (Zip Code)


     (Registrant's Telephone Number, Including Area Code) (631) 844-1004

                                 Not Applicable

                  (Former Name or Former Address, if Changed
                              Since Last Report)



      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On October 8, 2004, North Fork Bancorporation, Inc. ("North Fork") entered into an agreement to sell the manufactured housing finance business it had acquired on October 1, 2004 as part of the GreenPoint Financial Corp. ("GreenPoint") merger. The business, known as GreenPoint Credit LLC ("GPC"), will be sold to Green Tree Servicing LLC ("Green Tree"). The transaction is expected to close during the fourth quarter of 2004 and is contingent upon the anticipated receipt of certain consents to transfer servicing to Green Tree.

Under the agreement, Green Tree will acquire GPC's manufactured housing platform including an $8.6 billion servicing portfolio of manufactured housing loans, the related business assets and employees of GPC, and assume all leased properties excluding GPC's main office.

The agreement contains risk sharing arrangements whereby Green Tree will assume certain risks associated with the letters of credit issued in prior manufactured housing securitizations and assume certain recourse obligations related to prior whole loan sales and surety providers' clean up call obligations.

The manufactured housing finance business of GPC had been reflected as a discontinued business by GreenPoint. The disposition will result in GreenPoint recording a third quarter of 2004 discontinued operations charge of approximately $160 million, after tax. This charge is generally in line with amounts previously disclosed by North Fork in its pro forma financial statements included in the registration statement previously filed with the Securities and Exchange Commission in respect of the GreenPoint merger. The actual amount of the charge, its components by major type of cost and the estimate of the amount of the charge that will result in future cash expenditures is currently being refined and will be provided by amendment as soon as it becomes available.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

Exhibit
 Number       Description
  99.1        Press release issued by North Fork Bancorporation, Inc. on
              October 8, 2004.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               NORTH FORK BANCORPORATION, INC.

Date:  October 14, 2004

                               By:     /s/ Daniel M. Healy
                                    ------------------------------------------
                                    Daniel M. Healy
                                    Executive Vice President and
                                    Chief Financial Officer